                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series 4N (California, New York and Pennsylvania Trusts):

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-21734 of our opinion dated September 25, 1995 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 11, 1995